Exhibit 99.1

10868 189th Street Council Bluffs, IA 51503 Phone: 712-366-0392 Fax: 712-366-0394

February 2013

Members and Friends:

Please Note: You will not receive a paper newsletter. Please sign up to receive your future SIRE communications by email, send your email address to sire@sireethanol.com. Newsletters are always available at our website www.sireethanol.com under the ‘SIRE Newsletter’ tab on the left hand side of the page.

Safety- As of January 31, 2013 we have had over 1193 days without a lost time accident, and over 89 days without a recordable injury or incident. The leadership and all employees continue to work to make this a safe, productive and efficient plant. We utilize many resources to keep safety first. One is to participate in the ERI Safety Audits for ethanol plants. On our last survey we achieved our highest score of 96.3% (out of a possible 100%). This program looks at all aspects of our operation and reviews our safety practices, documentation and training.
Our Process Safety Management Program (PSM) continues to develop, with employees receiving annual training. This will also be presented at the Ethanol Plant Managers Conference being hosted by SIRE in March.

Financials- On February 13, 2013 we announced our financial results for quarter ending December 31, 2012. Our Form 10-Q with our financial results for the first quarter were filed with the SEC on February 13, 2013; we filed a summary press release on February 15, 2013. You can access the Form 10-Q report and the press release at our website www.sireethanol.com . Click on the Investor Relations Tab and select “SIRE’s SEC forms are available for viewing on the SEC's website- View”.  Our reports, prepared quarterly and annually, although lengthy, do contain additional and interesting statistical information. The press release related to our most recent filing can also be accessed from the Newsletter Tab and select Press Releases, February 2013.
You will find our internet posting of the materials for the 2013 Annual Meeting on this webpage. Our Annual Meeting is scheduled for March 15, 2013.

Operations- We produced 24.294 million gallons of denatured ethanol for the first fiscal quarter of 2013. The tight corn supply and concerns with corn quality continue to impact our production. Our yield for this period was 2.84 gallons of ethanol per bushel. The regional markets for wet distillers’ grains, DDGS and corn oil continue to be strong. The logistics department has moved several tanker unit trains out, while keeping up with the continued strong DDGS truck market.

We have set goals to improve ethanol yield and reduce chemical costs. This is a team effort with all departments working in unison to these common objectives. The final implementation of our Advanced Process Control system (APC) is one of many methods we will utilize to accomplish these goals.

In April we will be sharing one of our employees with a volunteer project in Mozambique, Africa. This is a joint venture with ICM, Inc., Novozymes, and CleanStar Energy. Greg Miller will go for two weeks to help teach area natives how to create ethanol/alcohol from the cassava root. This product then will be sold as a clean burning cooking fuel. This will benefit the families by eliminating the need to burn carbon based products for cooking fuel and will be a self sustaining project also. There are several ethanol plants in the United States

SIRE Newsletter – Volume VII Issue 1
This newsletter contains forward-looking statements.  We undertake no responsibility to update any forward-looking statement.  When used, the words, “believe,” “expect,” “will,” “can,” “estimate,” “anticipate” and similar expressions are intended to identify forward-looking statements.  Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our Securities and Exchange Commission filings.
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participating in this project. We are proud of Greg and his willingness to share his knowledge of ethanol production to help others.

Operations and maintenance worked to keep ahead of the cold weather this past quarter. Although the temperatures were not what they could have been, we still needed to be vigilant and prevent freezing. Our lab has worked on several bench testing projects to validate the conversion efficiencies of our process and the starch content of the corn delivered. We are also preparing for the implementation of the Food Safety Modernization Act. This act will regulate the feed stock (for example, DDGS, wet distillers grains and corn oil) fed to animals that end up being slaughtered for human consumption.

Human Resources and Training- In January, SIRE was a joint sponsor and participated in the Arbor Bank Ag Appreciation Dinner and the Treynor State Bank Ag Summit. These events provided us several opportunities to talk with members. We enjoyed seeing everyone.
Our Annual Meeting is scheduled in March, we need you to return your proxy votes. We would appreciate you mailing these in, even if you plan to attend.

Our office and accounting Staff have been working on cross training and process improvement. Accounting and Maintenance have implemented MapCon (an inventory management and predicative/preventive maintenance package) and integrated this with Agris, our accounting package. This will provide efficiencies for purchase orders, invoicing and deliveries.

Markets- if you need or want to speak with a Merchandiser, you can contact the Bunge Merchandising team directly at the following numbers; Kristan Barta,  712-366-8830 for corn, DDGS and Wet distillers; Dustin Ploeger, 712-366-8462, and Channing Batz, 712-366-8478 can help you with corn sales and distillers grain purchases.  You can also reach them by calling our office 712-366-0392 and asking for a merchandiser.

General Manager Notes-
The past quarter has been a challenging one for the ethanol industry. We have worked hard to review our processes to ensure we are functioning efficiently. By the time you get this newsletter, the Super Bowl will have come and gone, but I thought you might be interested in this excerpt from The Des Moines Register:  “Accused of everything from world hunger to depopulating rain forests, the ethanol industry is now blamed in part for a tight supply of chicken wings as Super Bowl Sunday approaches. ”   Monte Shaw, Executive Director, IRFA, provided a tongue in cheek response… describing the connection between tight chicken wing supplies and ethanol as a “travesty.”
“The price of corn is driven, like most commodities, by the price of oil. So instead of becoming a tool for Big Oil, the (National Chicken Council) should stand by their consumers and support alternatives to the high-priced petroleum monopoly,” Shaw said. You can read the rest of the article at http://www.desmoinesregister.com/article/20130129/BUSINESS/301280050/Wing-shortage-Lower-chicken-supply-partially-blamed-ethanol

On January 21st, Iowa RFS Coalition, a group of Iowa business and organizations committed to protecting and preserving the federal Renewable Fuels Standard (RFS) through cooperative efforts of advocacy, outreach and education, sent a letter to President Barack Obama, on the eve of his inauguration. This letter thanked him for his strong support of agriculture and renewable fuels during his first term, and urging his continued support during the next four years.

SIRE has begun to participate in the Christianson and Associates benchmarking program, and we are excited to rank ourselves against our comparable neighboring plants. We believe this will be helpful as we further refine

SIRE Newsletter – Volume VII Issue 1
This newsletter contains forward-looking statements.  We undertake no responsibility to update any forward-looking statement.  When used, the words, “believe,” “expect,” “will,” “can,” “estimate,” “anticipate” and similar expressions are intended to identify forward-looking statements.  Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our Securities and Exchange Commission filings.
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our yield, chemical costs and other process related costs.  Our mission is to be the low cost producer of ethanol and co-products. With the summer driving season approaching, we again will be working on plans to meet rising the ethanol demand.

As always, please feel free to contact me at (712) 352-5002 should you have any questions.

Thank you for your support

Brian Cahill, General Manager/CEO

Sign up to receive our Newsletter by email on the SIRE website, www.sireethanol.com

SIRE Newsletter – Volume VII Issue 1
This newsletter contains forward-looking statements.  We undertake no responsibility to update any forward-looking statement.  When used, the words, “believe,” “expect,” “will,” “can,” “estimate,” “anticipate” and similar expressions are intended to identify forward-looking statements.  Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our Securities and Exchange Commission filings.
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